Exhibit 31.2

302 CERTIFICATIONS

I, David T. Merrill, certify that:

1. I have reviewed this annual report on Form 10-K/A of Unit Corporation; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: September 17, 2010

/s/ David T. Merrill
DAVID T. MERRILL
Chief Financial Officer
and Treasurer